   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1997
                                                     REGISTRATION NO. 333-42173
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------
                                 PRE-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------
                               KOPIN CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                04-2833935
   (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)
                         695 MYLES STANDISH BOULEVARD
                         TAUNTON, MASSACHUSETTS 02780
                                (508) 824-6696
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ---------------
                                 JOHN C.C. FAN
   CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               KOPIN CORPORATION
                         695 MYLES STANDISH BOULEVARD
                         TAUNTON, MASSACHUSETTS 02780
                                (508) 824-6696
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ---------------
                                WITH COPIES TO:
      JUSTIN P. MORREALE, ESQ.                  WILLIAM J. SCHNOOR, JR.
     JOHN J. CONCANNON III, ESQ.            TESTA, HURWITZ & THIBEAULT, LLP
          BINGHAM DANA LLP                         HIGH STREET TOWER
         150 FEDERAL STREET                         125 HIGH STREET
          BOSTON, MA 02110                         BOSTON, MA 02110
           (617) 951-8000                           (617) 248-7000

                               ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  The Registrant is hereby amending this Registration Statement on Form S-3 (Registration No. 333-42173) solely to file the proposed form of Underwriting Agreement as an exhibit hereto. Because no changes have been made to Part I, it is hereby omitted intentionally.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Expenses of the Registrant in connection with the issuance and distribution of the securities being registered, other than the underwriting discount and commissions, are estimated as follows:

      SEC Registration Fee........................................... $ 12,390
      NASD Filing Fees...............................................    4,698
      Nasdaq National Market Listing Fees............................   17,500
      Printing and Engraving Expenses................................  100,000
      Legal Fees and Expenses........................................  185,000
      Accountant's Fees and Expenses.................................   75,000
      Expenses of Qualification Under State Securities Laws and NASD
       Expenses, Including Attorneys' Fees...........................   15,000
      Transfer Agent and Registrar's Fees............................    2,500
      Miscellaneous Costs............................................   12,912
                                                                      --------
        Total(1)..................................................... $425,000
                                                                      ========

--------
(1)  Telecom has agreed to pay $100,000 of the costs related to this Offering

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) authorize the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions do not eliminate liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase agreement or redemption.

  The Registrant has purchased an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities arising under the Securities Act or otherwise.

ITEM 16. EXHIBITS

 1.1  Proposed Form of Underwriting Agreement
 3.1  Amended and Restated Certificate of Incorporation*
 3.2  Amended and Restated By-laws*
 4.1  Reference is made to exhibits 3.1 and 3.2
 4.2  Specimen Certificate of Common Stock**
 5.1  Opinion of Bingham Dana LLP, with respect to the legality of the shares being registered.***
23.1  Consent of Deloitte & Touche LLP, Independent Auditors of the Company***
23.2  Consent of Bingham Dana LLP (included in exhibit 5.1)
23.3  Consent of Hamilton, Brook, Smith & Reynolds, P.C.***
24.1  Power of Attorney. Reference is made to the signature page
27    Financial Data Schedule***

--------
 * Filed as an exhibit to Registration Statement on Form S-1, File No. 33-57450, and incorporated herein by reference.
** Filed as an exhibit to Registration Statement on Form S-1, File No. 33-
   45853, and incorporated herein by reference.
*** Filed as an exhibit to Registration Statement on Form S-3, File No. 333-
    42173, and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus as filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective, and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial BONA FIDE offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Taunton, Commonwealth of Massachusetts, on this 15th day of December, 1997.

                                          KOPIN CORPORATION

                                          By: /s/ Paul J. Mitchell
                                             -----------------------------
                                             Paul J. Mitchell
                                             Chief Financial Officer and
                                             Treasurer
                                             (Principal Financial and
                                             Accounting Officer)

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                        TITLE                 DATE

                  *                    Chairman of the           December 15,
-------------------------------------   Board of Director,           1997
            JOHN C.C. FAN               President and Chief
                                        Executive Officer
                                        (Principal
                                        Executive Officer)

        /s/ Paul J. Mitchell           Chief Financial           December 15,
-------------------------------------   Officer and                  1997
          PAUL J. MITECHELL             Treasurer
                                        (Principal
                                        Financial and
                                        Accounting Officer)

                  *                    Director and              December 15,
-------------------------------------   Secretary                    1997
           DAVID E. BROOK

                  *                    Director                  December 15,
-------------------------------------                                1997
          ANDREW H. CHAPMAN

                  *                    Director                  December 15,
-------------------------------------                                1997
           MORTON COLLINS

                  *                    Director                  December 15,
-------------------------------------                                1997
           CHI CHIA HSIEH

                  *                    Director                  December 15,
-------------------------------------                                1997
         VOLLOBH VIMOLVANICH

                  *                    Director                  December 15,
-------------------------------------                                1997
           MICHAEL A. WALL

      *By: /s/ Paul J. Mitchell                                  December 15,
-------------------------------------                                1997
          PAUL J. MITCHELL

          ATTORNEY-IN-FACT

                                   EXHIBITS

 1.1  Proposed Form of Underwriting Agreement
 3.1  Amended and Restated Certificate of Incorporation*
 3.2  Amended and Restated By-laws*
 4.1  Reference is made to exhibits 3.1 and 3.2
 4.2  Specimen Certificate of Common Stock**
 5.1  Opinion of Bingham Dana LLP, with respect to the legality of the shares being registered.***
23.1  Consent of Deloitte & Touche LLP***
23.2  Consent of Bingham Dana LLP (included in exhibit 5.1)
23.3  Consent of Hamilton, Brook, Smith & Reynolds, P.C.***
24.1  Power of Attorney. Reference is made to the signature page
27    Financial Data Schedule***

--------
 * Filed as an exhibit to Registration Statement on Form S-1, File No. 33-57450, and incorporated herein by reference.
** Filed as an exhibit to Registration Statement on Form S-1, File No. 33-
   45853, and incorporated herein by reference.
*** Filed as an exhibit to Registration Statement on Form S-3, File No. 333-
    42173, and incorporated herein by reference.